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                                                               Exhibit 99.27(11)

[LINCOLN LOGO]
FINANCIAL GROUP
LINCOLN LIFE

ROBERT A. PICARELLO
VICE PRESIDENT & GENERAL COUNSEL
  OF LIFE INSURANCE AND RETIREMENT SERVICES
350 CHURCH STREET
HARTFORD, CT 06103-1106
TELEPHONE: (860) 466-1603
FACSIMILE: (860) 466-1778


April 14, 2004


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0506

Re: Lincoln Life Flexible Premium Variable Life Account S ("Account") The Lincoln National Life Insurance Company
       File No. 333-72875; 811-09241; CIK: 0001080299
       Post-Effective Amendment Number 9, Form N-6, Rule 485(b)


Dear Sir or Madam:

As Vice President & General Counsel of Life Insurance and Retirement Services of The Lincoln National Life Insurance Company ("Company"), I am familiar with the actions of the Board of Directors of the Company establishing the Account and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933 (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

In the course of preparing this opinion, I have reviewed the Certificate of Incorporation and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to Post-Effective Amendment No. 9 to said Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement, as amended.

Very truly yours,

/s/ Robert A. Picarello

Robert A. Picarello
Vice President & General Counsel
  of Life Insurance and Retirement Services